Exhibit 99.1

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-236-0370

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Buzz Waterhouse Elected to Digimarc Board of Directors

New director brings depth of expertise in executive management, software development and deployment, and global services

Beaverton, Ore. – July 19, 2005 – Digimarc Corporation (NASDAQ: DMRC) today announced the election of Lloyd G. (Buzz) Waterhouse to its Board of Directors. The new director is a veteran business executive who brings a wealth of experience building businesses through research and development, acquisitions, divestitures and alliances.

“Digimarc is poised to experience continuing growth, organically and through strategic alliances or acquisitions.  We have been seeking highly competent executive talent to complement our existing Board skills in these areas, and to provide further wisdom and guidance as we manage the significant growth we anticipate,” said Bruce Davis, chairman and CEO, Digimarc. “Buzz brings extensive expertise gained through 32 years of executive management, software development and deployment, global services activities, and strategic alliances.  He is a visionary strategist, adept at resolving complex issues while driving growth and profitability.”

Waterhouse, an independent director and consultant based in Utah, is the former chairman and CEO of Reynolds and Reynolds Co., Inc. (NYSE:REY), a $1 billion leader in providing technology solutions to automotive retailers and manufacturers.  He is also a 26-year veteran of IBM Corporation (NYSE:IBM), where he served as president or general manager for a number of e-business, global services, and technical and marketing business units, domestically and in Asia.

Waterhouse currently serves as director for a number of corporate and not-for profit entities.  He is on the Board of Directors of Atlantic Mutual Companies (serving on the governance committee); e-Fund, where he is a co-founder and director; i2 Company (NASDAQ:ITWH)(serving on the compensation and audit committees); and the Board of Visitors, Pennsylvania State University, Smeal College of Business.  He is a past director of Reynolds and Reynolds Co., Inc. (1999-2004); i-Zone, where he was a founder, chairman and an advisory board member; Ohio Business Roundtable; Dayton Development Commission; Fifth Third Bank, Western Ohio Region (2002-2005); and the Wright Center for Innovation (2003-2005).

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries.  Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 195 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to significant growth opportunities, growth organically or through acquisitions and strategic alliances, and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances, whether they arise as a result of new information, future events, or otherwise.

###